Exhibit 99.1(a)
First Quarter 2026 Earnings Prepared Comments
Bill Cunningham, Celanese Corporation, Vice President, Investor Relations
This is the Celanese Corporation first quarter 2026 earnings prepared comments. The Celanese Corporation first quarter 2026 earnings release was distributed via Business Wire this afternoon and posted on our investor relations website, investors.celanese.com. As a reminder, some of the matters discussed below may include forward-looking statements concerning, for example, our future objectives and plans. Please note the cautionary language contained at the end of these comments. Also, some of the matters discussed include references to non-GAAP financial measures. Explanations of these measures and reconciliations to the comparable GAAP measures are included on our investor relations website under Financial Information/Non-GAAP Financial Measures. The earnings release and Non-GAAP information and the reconciliations are being furnished to the SEC in a Current Report on Form 8-K. These prepared comments are also being furnished to the SEC in a separate Current Report on Form 8-K.
On the earnings conference call tomorrow morning, management will be available to answer questions.

Scott Richardson, Celanese Corporation, President and Chief Executive Officer
Celanese continues to take decisive actions to drive shareholder value by leveraging our unique capabilities. Our global footprint, diversified products, and broad end-market exposure enable strong execution and underscore the resilience of our businesses across a range of operating environments. As we move forward, we remain focused on advancing our strategic initiatives with speed and agility to support sustained value creation.
Today, we reported first quarter 2026 adjusted earnings per share of $0.85 (inclusive of approximately $0.36 per share of total Celanese transaction amortization1). Results were at the upper end of our expectations and reflect deliberate, intentional execution across both of our businesses. In Engineered Materials (EM), ongoing efforts to reposition the specialty portfolio toward higher growth, higher value end markets drove favorable mix, while the business continued to advance cost productivity initiatives. In
1 Calculated as intangible amortization from transactions divided by diluted weighted average shares outstanding.

the Acetyl Chain (AC), teams acted swiftly to capture high value opportunities that emerged late in the first quarter. Collectively, these actions offset higher feedstock and energy costs across both businesses and established a stronger operating and earnings trajectory into the second quarter and through 2026.
Before discussing business performance further, let me turn to the broader global developments and the implications for our business. Late quarter supply chain dislocations created selective volume and pricing opportunities, which we acted decisively to capture. As the year unfolds, we expect to see continued opportunities to drive value across the business, even as higher input costs and continued weak end-market demand remain factors. The impacts of these dynamics are not likely to be uniform across our portfolio, differing between AC and EM, which I will address in our segment performance commentary.
During the first quarter, we executed a series of targeted steps to leverage the differentiated capabilities of our businesses, enhancing supply flexibility, mitigating cost pressures, and strengthening performance:
•Successfully restarted the Frankfurt, Germany, VAM unit on an accelerated timeline. Security of supply has become a critical priority for customers amid ongoing geopolitical uncertainty. Leveraging the Frankfurt VAM asset enhances the optionality to respond to customer needs in a flexible manner.
•Advanced actions to accelerate completion of the turnaround of the POM facility at Frankfurt and subsequent restart of the unit later in May.
•Implemented immediate procurement actions to prioritize supply assurance of critical feedstocks, mitigate costs, and maintain logistics continuity.
•Announced targeted price increases in both EM and AC to offset raw material and supply chain cost escalations.
In parallel, we continued to advance structural initiatives designed to position Celanese for sustained value creation. These growth-oriented measures reflect a disciplined focus on enhancing competitiveness, durability, and customer alignment, while reinforcing the strong operational foundations already in place:
•Announced a series of strategic initiatives within EM to reposition the nylon business to create a more resilient platform for the future. These actions are intended to strengthen competitiveness and simplify the manufacturing footprint, while prioritizing continuity of supply to customers. They include the planned closure of the nylon 6,6 polymerization unit in Sakra, Singapore in the third quarter and the optimization of our two nylon 6,6 polymerization facilities in North America, which is expected to reduce overall polymer production. Collectively, we expect these nylon transition initiatives to deliver approximately $30 million of annualized cost savings.
•Reaffirmed a set of complementary actions across the EM network to better align capabilities with heightened customer requirements and demand outlook, including advancing steps toward commencement of liquid crystal polymer-related operations in China, targeted upgrades of specialty compounds capability in Europe, introduction of new medical-grade compounding in Asia, and implementation of targeted product mix and localization enhancements in India.
•Initiated the commissioning of a new VAE Emulsions reactor in Frankfurt to more efficiently meet customers' needs. This investment, which was part of previous years' capital expenditures, further strengthens our downstream capabilities and enhances the agility of the AC business in a dynamic operating environment.
These initiatives reflect the next milestones in the execution journey we have been on since early 2025. Together with other recently completed actions - including debt refinancing measures, the Micromax® divestiture, and the planned closure of the acetate tow facility in Lanaken, Belgium - these steps exemplify our increasing momentum in driving sustainable performance improvement across the company.
We expect these actions to deliver a meaningful earnings impact in 2026 and beyond. This improved earnings profile aims to strengthen cash generation this year and reinforces our continued commitment to deleveraging.
Now, let me turn to the specifics of our businesses.
Engineered Materials generated first quarter adjusted EBIT of $220 million and operating EBITDA of $324 million at margins of 17 and 25 percent, respectively. Net sales increased by 4 percent sequentially, mainly from seasonal volume improvement amid continued demand softness in certain end markets. EM's results reflected continued progress against strategic initiatives focused on pipeline quality and diversification to drive sales mix enhancement, value-based pricing, and cost reduction actions that are collectively strengthening the sustainable earnings power of the business.
The first quarter progressed largely as expected. Key end markets remained subdued, most notably Chinese automotive, while evolving global dynamics created modest cost headwinds late in the quarter. Against this continued soft demand backdrop, we offset input cost increases through disciplined execution. These actions included advancing progress toward our $30 to $50 million annual cost reduction target and further strengthening pipeline quality to drive product and regional mix improvements, particularly in Europe.
EM continues to prioritize strengthening its core business fundamentals. The recently announced transition steps in nylon 6,6 represent the next phase of a broader, multi‑year effort across regions to address network inefficiencies and unsustainable feedstock dynamics. Together with the complementary initiatives previously outlined, these steps reflect a deliberate reshaping of EM’s operational footprint and capabilities to better align with evolving customer and end-market requirements. Collectively, they build upon prior initiatives to strengthen competitiveness and resilience, without compromising customer confidence, supply reliability, product quality, or our ability to innovate.
The nylon portfolio transition and other network actions are elements of EM's broader Grow and Fortify strategy, designed to sharpen our competitive position. The reconfiguration and simplification of the manufacturing footprint, coupled with structurally lower costs and streamlined inventory levels, further fortify the foundation. The overarching objective is to align enabling capabilities with end market segment strategies, better positioning the business to compete effectively and support long-term growth. This allows EM to drive higher quality growth through mix shift toward higher margin segments, improved pipeline quality and diversification, and disciplined commercial execution. The resulting portfolio mix, with greater exposure to higher‑growth end markets such as electronics, data center server componentry, medical devices, and electric vehicles, creates durable and attractive growth vectors for the business.
Looking at the second quarter, we anticipate modest seasonal volume improvement, particularly in Asia, along with benefit from pricing measures and inventory builds to support the nylon transition. These factors are expected to be more than offset by headwinds from inventory drawdowns and incremental costs tied to the POM turnaround, the largest such effort for the EM business over the past five years. Based on these factors, we expect EM adjusted EBIT for the second quarter to be $190 to $210 million and operating EBITDA to be $290 to $310 million.
While ongoing end-market uncertainty limits visibility beyond the second quarter, we currently expect sequential moderation in EM earnings in the third quarter. Order patterns in April and May have been favorable, suggesting customers are increasingly prioritizing reliable suppliers. This dynamic may be driving some front-loading of orders, which could modestly impact the second half. Additionally, we expect results in the back half of the year to be affected by inventory drawdowns associated with the nylon transition and continued structural inventory reduction actions already underway, as well as the potential for sequential input cost pressures.

The EM team remains focused on execution and continues to pursue opportunities for cost reduction, pipeline growth, mix enrichment, and value-based pricing. Our continued investment in a resilient operational model is delivering measurable results and reinforces our commitment to disciplined execution of the Grow and Fortify strategy.
The Acetyl Chain delivered first quarter adjusted EBIT of $131 million and operating EBITDA of $194 million, at margins of 13 and 19 percent, respectively, as net sales increased sequentially by 10 percent. Results exceeded the high end of our guidance range, mainly due to late-quarter spot pricing opportunities, largely in China. These benefits were partially offset by higher input costs, particularly in Europe and Asia, along with continued weakness in acetate tow.
Supply chain dislocations escalated rapidly in March, resulting in acute shortages and steep feedstock price escalations. Higher input costs drove approximately $20 million of sequential cost inflation in the first quarter. AC demonstrated the agility that is the hallmark of the business, responding swiftly to the opportunities created by these disruptions and executed pricing actions to mitigate feedstock and supply chain cost escalations, with most of the benefits flowing into the second quarter. The flexibility we have built into our asset base over the years and the disciplined execution of our differentiated operating model position AC to capture value in this environment.
Consistent with last year, AC faced a $40 million sequential impact in the first quarter related to the timing of the acetate tow dividend, which is paid three times a year starting in the second quarter. Proactive pricing, volume capture, and actions to optimize the manufacturing network drove first quarter earnings above expectations, despite the headwinds. AC's timely actions late in the quarter enabled the capture of high‑value opportunities while positioning the business for meaningful upside in the second quarter.
Recent global dynamics have elevated security of supply as a key priority for many customers, especially in Europe. AC's globally integrated business model provides the flexibility and scale needed to navigate such disruptions reliably and effectively. AC is structurally well-positioned to outperform as the current situation has reset trade flows and pricing in certain products, as well as customer behavior in favor of reliable supply.
Building on the highly differentiated network and operating flexibility, AC has taken several actions to capture value, including:
•As discussed earlier, restarted the Frankfurt VAM unit in about five weeks and initiated commissioning of the new Frankfurt VAE unit, enhancing downstream optionality.

•Optimized utilization of cost‑advantaged U.S. assets and dynamically refined the downstream reactor mix regionally in Asia.
•Executed targeted pricing actions to offset feedstock inflation, while proactively managing feedstock and raw‑material supply to minimize disruption.
•Initiated further footprint optimization through the intended closure of the esters unit in Singapore to right-size the network, improve efficiency by directing upstream molecules into higher-value downstream products, and deliver productivity savings.
•Advanced growth and pipeline innovation to capture share as customers prioritize reliable supply and initiated substitution opportunities versus crude‑based competing systems.
•Accelerated commercialization of sustainability-focused offerings, especially in coatings and adhesives.
Looking to the second quarter, we expect price increase realization across most of the AC portfolio. We anticipate that volume and price opportunities will more than offset sharp increases in feedstock costs, along with continued weakness in acetate tow. Additionally, the acetate tow dividend is set to resume in the second quarter, with the full-year dividend to be consistent with last year. Taking these factors into account, we expect second quarter adjusted EBIT of $300 to $325 million, and operating EBITDA of $360 to $385 million.
The current business environment for AC is best characterized as upstream supply tightness within a soft to stable demand backdrop. Most key end markets, including paints, coatings, and construction, remain sluggish across regions. We expect volume and pricing opportunities driven by supply dislocations to persist throughout the year with gradual moderation in the back half from second quarter levels. The AC team will continue to leverage the optionality and agility inherent in its daily operating model to capture opportunities across market conditions. In parallel, ongoing strategic initiatives are strengthening the foundation of the business and support durable future earnings growth. Strong execution amid evolving dynamics continues to validate the resilience, differentiation, and earnings power of the Acetyl Chain's fundamental business model.

Chuck Kyrish, Celanese Corporation, Senior Vice President and Chief Financial Officer
Our teams continued to execute on our strategic priorities in the first quarter, including driving free cash flow, reducing balance sheet leverage, closing a strategic divestiture, and maintaining strong liquidity - actions that further reinforce the strength of our financial position.
At the end of the first quarter, we had $1.8 billion in cash and an undrawn $1.75 billion revolving facility. The cash balance was bolstered by the completion of the Micromax® divestiture during the quarter. We currently hold a higher cash balance in preparation for the repayment of roughly $900 million in bonds that we plan to repay in the second and third quarter of this year. Given the relatively low coupon rates on these maturities and costs associated with prepayment, it is economically favorable to hold cash until the bonds can be paid at par in the following quarters. We remain confident in our current positioning to manage our near-term maturities.
Let me now provide an update on free cash flow performance. In the first quarter, we reported $3 million in free cash flow generation, despite normal seasonal headwinds and the working capital timing impacts that are typical for the first quarter. This is a strong relative performance considering that first quarter free cash flow has been a use of cash in each of the last few years.
Net cash interest was approximately $118 million in the first quarter. We expect this to represent the lowest quarterly net cash interest of the year, due to timing of coupon payments impacted by the fourth quarter refinancing transactions. Net cash interest payments for the full year are anticipated to be roughly $640 million. For the balance of the year, the quarterly payments are expected to be roughly $175 million, reflecting the progress we made last year in reducing the concentration of quarterly cash interest payments. Interest expense on the income statement will differ from the cash interest and is expected to be $690 million, for 2026.
Capital expenditures for the first quarter were $66 million, consistent with our targeted annual range of $300 to $350 million. We continue to harvest the strategic investments made over the past several years and anticipate our annual capital expenditures to remain within this range through our deleveraging phase. Our focus remains on safety, maintenance, regulatory compliance, and productivity projects, strengthening our ability to scale when demand conditions improve.
Working capital was a use of cash of approximately $96 million in the first quarter, consistent with normal seasonal patterns. Looking ahead over the next few quarters, we could see temporary headwinds in working capital driven by dynamics associated with the current business environment. Specifically, we expect higher inventory values due to increases in raw material and energy costs, along with some potential timing impacts in accounts receivable.
For the full year, we expect the incremental earnings driven by actions already underway to translate into improved free cash flow across 2026 and 2027, with the timing depending on market conditions and the associated working capital dynamics, particularly in the fourth quarter. Considering these factors, as well as the strong performance in the first quarter, we are increasing our full-year 2026 free cash flow target to $700 to $800 million.
Turning to Other Activities, in the first quarter we reported a net expense of $76 million in adjusted EBIT and $63 million in operating EBITDA. For the full year of 2026, we anticipate an average quarterly net expense run rate of approximately $75 to $80 million in adjusted EBIT.
The effective tax rate for adjusted earnings was 8 percent for the first quarter and we anticipate this rate for 2026 based on expected jurisdictional earnings mix for the full year and consideration of other non-recurring U.S. GAAP items.
As Scott noted, we remain focused on our action plans and disciplined execution to strengthen our foundation, drive earnings, and position Celanese for sustained value creation. Strong execution on free cash flow generation and progress on strategic divestitures have enabled meaningful progress in net debt reduction, which remains our top priority. We remain committed to deleveraging through aggressive and prudent actions, ultimately enabling a wider range of capital allocation opportunities.

Scott Richardson, Celanese Corporation, President and Chief Executive Officer
In the second quarter, we expect sequential volume and price realization in the Acetyl Chain. We anticipate modest sequential pricing improvement in EM and seasonal volume growth across both businesses, partially offset by continued input cost pressures. Based on these dynamics, we expect second quarter adjusted earnings per share of approximately $2.00 to $2.40.

We currently expect favorable conditions to continue through the balance of 2026, particularly in AC, although we forecast that they will begin tapering in the second half of the year as global supply chains work toward normalization. At this time, we anticipate that the second half of the year may ultimately resemble the first half, with lower sequential earnings in the third quarter driven by moderation of supply-related opportunities, and fourth quarter earnings that are expected to exceed the first quarter. Given these dynamics, we anticipate adjusted earnings per share in the second half to be approximately $3.00.
With underlying demand across our key end markets remaining weak, our second-half performance will be driven by our ability to capture value through commercial excellence and the differentiation of our global production and supply chain networks, amid real-time supply dynamics.
Our focus remains on delivering controllable improvements across the businesses in support of our three strategic priorities of increasing cash flow to deleverage the balance sheet, intensifying cost improvements, and driving top-line growth. The earnings improvement we currently expect through 2026 would meaningfully accelerate our deleveraging trajectory - our top priority. Based on current expectations, we anticipate ending the year with a net debt to operating EBITDA ratio in the vicinity of 4.8x. Across all market environments, disciplined execution of our action plans remains central to driving improved and more resilient performance. We remain confident that the unique competitive advantages of our two businesses will continue to strengthen Celanese and support long-term, sustainable value creation.

Forward-Looking Statements

These prepared comments may contain "forward-looking statements," which include information concerning the Company's plans, objectives, goals, strategies, future revenues, cash flow, financial performance, synergies, capital expenditures, deleveraging efforts, planned cost reductions, dividend policy, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in these comments. These risks and uncertainties include, among other things: the ability to successfully achieve planned cost reductions; changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of product and industry business cycles, particularly in the automotive, electrical, textiles, electronics and construction industries;potential liability resulting from pending or future claims or litigation, including investigations or enforcement actions, or from changes in the laws, regulations or policies of governments or other governmental activities, in the countries in which we operate; our level of indebtedness and our financial condition, each of which could diminish our ability to raise additional capital to fund operations, reduce our business and strategic flexibility, increase our interest expense, limit the success of our deleveraging efforts, and impact changes to our credit ratings, which could increase our interest expense in the event of additional downgrades; volatility or changes in the price and availability of raw materials and energy, particularly changes in the demand for, supply of, and market prices of ethylene, methanol, natural gas, carbon monoxide, wood pulp, hexamethylene diamine, Polyamide 66 ("PA66"), polybutylene terephthalate, ethanol, natural gas and fuel oil, and the prices for electricity and other energy sources; the ability to pass increases in raw materials prices, logistics costs and other costs on to customers or otherwise improve margins through price increases; the possibility that we will not be able to realize the anticipated benefits of the Mobility & Materials business (the "M&M Business") we acquired from DuPont de Nemours, Inc. (the "M&M Acquisition"), including synergies and growth opportunities, whether as a result of difficulties arising from the operation of the M&M Business or other unanticipated delays, costs, inefficiencies or liabilities; additional impairment of goodwill or intangible assets; increased commercial, legal or regulatory complexity of entering into, or expanding our exposure to, certain end markets and geographies; risks in the global economy and equity and credit markets and their potential impact on our ability to pay down debt in the future and/or refinance at suitable rates, in a timely manner, or at all; the ability to maintain plant utilization rates and to implement planned capacity additions, expansions and maintenance; the ability to reduce or maintain current levels of production costs and to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; the ability to identify desirable potential acquisition or divestiture opportunities and to complete such transactions, including obtaining regulatory approvals, consistent with the Company's strategy; market acceptance of our products and technology; compliance and other costs and potential disruption or interruption of production or operations due to accidents, interruptions in sources of raw materials, transportation, logistics or supply chain disruptions, cybersecurity incidents, AI-related vulnerabilities, terrorism or political unrest, public health crises, or other unforeseen events or delays in construction or operation of facilities, including as a result of geopolitical conditions, the direct or indirect consequences of acts of war or conflict (such as the Russia-Ukraine conflict or conflicts in the Middle East) or terrorist incidents or as a result of fire, flood, hurricanes, other severe weather, natural disasters, other catastrophic events or other crises; the ability to obtain governmental approvals and to construct facilities on terms and schedules acceptable to the Company; changes in applicable tariffs, duties, treaties and trade agreements, tax rates or legislation throughout the world including, but not limited to, anti-dumping and countervailing duties, adjustments, changes in estimates or interpretations or the resolution of tax examinations or audits that may impact recorded or future tax impacts and potential regulatory and legislative tax developments in the United States and other jurisdictions; changes in the degree of intellectual property and other legal protection afforded to our products or technologies, or the theft of such intellectual property; potential liability for remedial actions and increased costs under existing or future environmental, health and safety regulations, including those relating to climate change or other sustainability matters; changes in currency exchange rates and interest rates; tax rates and changes thereto; and various other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Results Unaudited
The results in this document, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Certain prior period amounts have been revised to correct for certain prior period immaterial errors. See Note 1 to our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2026.

Non-GAAP Financial Measures
These prepared comments, and statements made in connection with these prepared comments, refer to Non-GAAP financial measures. For more information on the Non-GAAP financial measures used by the Company, including the most directly comparable GAAP financial measure for each Non-GAAP financial measure used, including definitions and reconciliations of the differences between such Non-GAAP financial measures and the comparable GAAP financial measures, please refer to the Non-US GAAP Financial Measures and Supplemental Information document available on our website, investors.celanese.com, under Financial Information/Financial Document Library.